UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2019

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 7, 2019, Sorrento Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which the Company agreed to sell and issue, in a registered direct offering, an aggregate of 10,869,566 shares of its common stock (the “Shares”) and warrants to purchase up to 10,869,566 shares of its common stock (the “Warrants”), at a combined purchase price of $2.30 per share and related Warrant, for aggregate gross proceeds to the Company of approximately $25.0 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by the Company (the “Offering”). The Company currently intends to use the net proceeds from the Offering for the continued clinical development of its RTX and CD38 CAR-T programs and general research and development, working capital and general corporate purposes.

Subject to certain ownership limitations, the Warrants will be exercisable immediately from the date of issuance, will expire on the seven-year anniversary of the date of issuance and will have an exercise price of $2.40 per share. The exercise price of the Warrants is subject to certain adjustments, including stock dividends, stock splits, combinations and reclassifications of the Company’s common stock. In the event of a fundamental transaction, as described in the Warrants, each of the holders of the Warrants shall have the right to exercise its Warrant and receive the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if such holder had been, immediately prior to such fundamental transaction, the holder of shares of the Company’s common stock issuable upon the exercise of its Warrant. Additionally, in the event of a fundamental transaction within the Company’s control, as described in the Warrants, each holder of the Warrants will have the right to require the Company to repurchase the unexercised portion of its Warrant at its fair value using the Black Scholes option pricing formula. In the event of a fundamental transaction that is not within the Company’s control, each holder of the Warrants will have the right to require the Company or a successor entity to redeem the unexercised portion of its Warrant for the same consideration paid to the holders of the Company’s common stock in the fundamental transaction at the unexercised Warrant’s fair value using the Black Scholes option pricing formula.

Pursuant to the Purchase Agreement, the Company agreed that, subject to certain exceptions, until October 31, 2019 (inclusive), it will not issue, enter into an agreement to issue or announce the issuance or proposed issuance of shares of its common stock or any other securities convertible into, or exercisable or exchangeable for, shares of its common stock.

The Shares, the Warrants and the shares issuable exercise of the Warrants are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2017, as amended, and was declared effective on December 6, 2017 (File No. 333-221443), a base prospectus dated December 6, 2017 and a prospectus supplement dated October 7, 2019. The Offering is expected to close on or about October 9, 2019, subject to the satisfaction of customary closing conditions.

Pursuant to a letter agreement dated as of October 4, 2019, the Company engaged H.C. Wainwright & Co., LLC (“Wainwright”) to act as its exclusive placement agent in connection with the Offering. The Company has agreed to pay Wainwright 6.0% of the aggregate gross proceeds in the Offering. The Company also agreed to reimburse Wainwright for certain expenses in connection with the Offering in an aggregate amount of $110,000.

The Purchase Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing descriptions of the Purchase Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the of the forms of the Purchase Agreement and the Warrant, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

A copy of the opinion of Paul Hastings LLP, counsel to the Company relating to the validity of the Shares, the Warrants and the shares issuable upon exercise of the Warrants to be issued in the Offering is filed with this Current Report on Form 8-K as Exhibit 5.1.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, market conditions, and other risks detailed from time to time in the Company’s periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 8.01. Other Events.

On October 7, 2019, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Warrant.

5.1	Opinion of Paul Hastings LLP.

10.1	Form of Securities Purchase Agreement, dated October 7, 2019, by and between the Company and the purchasers party thereto.*

23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1).

99.1	Press Release, dated October 7, 2019.

* Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: October 8, 2019	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer